                                                                    Exhibit 99.1

NEW YORK, NY, August 8, 2005 -- Net earnings from continuing operations of Alleghany Corporation (NYSE-Y) in the second quarter of 2005 were $36.9 million, or $4.67 per share (per share information throughout is presented on a diluted basis), compared with $44.0 million, or $5.61 per share, in the second quarter of 2004, Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany common stockholders' equity per share at June 30, 2005 was $233.29, an increase of 3.0% from common stockholders' equity per share of $226.50 as of December 31, 2004 (as adjusted for the stock dividend declared in March 2005). On a consolidated basis, cash and invested assets were approximately $2.65 billion at June 30, 2005, an increase of 7.3% from approximately $2.47 billion at December 31, 2004.

      Alleghany had net catastrophe losses after tax of $3.6 million, or $0.46 per share, in the 2005 second quarter, compared with $1.7 million, or $0.22 per share in the corresponding 2004 period. In the second quarter of 2005, net gains on investment transactions after tax were $0.4 million, or $0.05 per share, compared with $2.8 million, or $0.36 per share, in the 2004 second quarter. Second quarter 2005 net earnings from continuing operations adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax were $40.1 million, or $5.08 per share, compared with $42.9 million, or $5.47 per share, in the corresponding 2004 period.

                           Three Months Ended June 30,

                                                                              Per Share(1)
                                                                              ------------
(in millions, except for per share and share
amounts)                                            2005        2004         2005         2004
                                                    -----      -----      ----------   ----------
Net earnings from continuing operations             $36.9      $44.0      $     4.67   $     5.61

Adjustments:

Add: Net catastrophe losses after tax                 3.6        1.7            0.46         0.22

Deduct: Net gains on investment transactions
after tax                                            (0.4)      (2.8)          (0.05)       (0.36)
                                                    -----      -----      ----------   ----------

Net earnings from continuing operations, as
adjusted (2)                                        $40.1      $42.9      $     5.08   $     5.47

Average number of outstanding shares of common
stock (3)                                                                  7,917,555    7,854,462

(1) Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the "if-converted method".

(2) Adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax.

(3) Adjusted to reflect the dividend of common stock declared in March 2005.

                            Six Months Ended June 30,

                                                                                  Per Share(1)
                                                                                  ------------
(in millions, except for per share and share
amounts)                                                2005       2004        2005           2004
                                                        -----     ------    ----------     ----------
Net earnings from continuing operations                 $98.2     $102.0    $    12.43     $    13.00

Adjustments:

Add: Net catastrophe losses after tax                     9.1        2.0          1.15           0.26

Deduct: Net gains on investment transactions
after tax                                               (31.1)     (24.4)        (3.93)         (3.11)
                                                        -----     ------    ----------     ----------

Net earnings from continuing operations, as
adjusted (2)                                            $76.2     $ 79.6    $     9.65     $    10.15

Average number of outstanding shares of common
stock (3)                                                                    7,905,073      7,844,981

(1) Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the "if-converted method".

(2) Adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax.

(3) Adjusted to reflect the dividend of common stock declared in March 2005.

      The comparative contributions to earnings from continuing operations before taxes made by Alleghany Insurance Holdings LLC ("AIHL," a holding company for Alleghany's property and casualty insurance businesses consisting of RSUI Group, Inc. ("RSUI"), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

                           Three Months Ended    Six Months Ended
                                June 30,             June 30,
                           ------------------    ----------------
                           2005         2004      2005      2004
                           -----       ------    ------    ------
AIHL                       $58.0       $ 75.3    $135.2    $165.9
Corporate activities        (5.5)        (9.1)      9.6     (11.5)
                           -----       ------    ------    ------
Total                      $52.5       $ 66.2    $144.8    $154.4
                           =====       ======    ======    ======

      AIHL recorded pre-tax earnings of $58.0 million on revenues of $234.0 million in the 2005 second quarter, compared with pre-tax earnings of $75.3 million on revenues of $217.0 million in the second quarter of 2004, and pre-tax earning of $135.2 million on revenues of $487.0 million in the first six months of 2005, compared with pre-tax earnings of $165.9 million on revenues of $448.3 million in the corresponding 2004 period. AIHL's 2005 second quarter pre-tax earnings include investment income before tax of $14.7 million and net gains on investment transactions before tax of $0.6 million, compared with $9.4 million and $4.4 million, respectively, in the corresponding 2004 period. AIHL's 2005 first half pre-tax earnings include investment income before tax of $29.0 million and net gains on investment transactions before tax of $25.8 million, compared with $19.7 million and $35.8 million, respectively, in the first six months of 2004.

      The comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin were as follows (in millions, except ratios):

                           Three Months Ended June 30,

                                                   RSUI       CATA       Darwin(1)       AIHL
                                                  ------      -----      ---------      ------
2005

Gross premiums written (2)                        $325.3      $45.7      $    36.7      $407.7
Net premiums written (2)                           168.2       43.7           20.8       232.7

Net premiums earned                               $158.2      $40.5      $    20.0      $218.7
Loss and loss adjustment expenses                   83.0       17.8           13.5       114.3
Underwriting expenses                               31.4       17.9            6.1        55.4
                                                  ------      -----      ---------      ------
Underwriting profit (3)                           $ 43.8      $ 4.8      $     0.4        49.0
                                                  ======      =====      =========
Interest, dividend and other income                                                       14.7
Net gain on investment transactions                                                        0.6
Other expenses                                                                            (6.3)
                                                                                        ------
Earnings before income taxes                                                            $ 58.0
                                                                                        ======

Loss ratio (4)                                      52.5%      44.0%          67.6%       52.3%
Expense ratio (5)                                   19.8%      44.1%          30.9%       25.3%
Combined ratio (6)                                  72.3%      88.1%          98.5%       77.6%

2004

Gross premiums written (2)                        $308.1      $46.7      $    20.2      $375.0
Net premiums written (2)                           171.8       42.2           14.6       228.6

Net premiums earned                               $154.0      $39.5      $     9.7      $203.2
Loss and loss adjustment expenses                   63.4       22.6            6.0        92.0
Underwriting expenses                               23.5       15.6            3.7        42.8
                                                  ------      -----      ---------      ------
Underwriting profit (3)                           $ 67.1      $ 1.3      $      --        68.4
                                                  ======      =====      =========
Interest, dividend and other income                                                        9.4
Net gain on investment transactions                                                        4.4
Other expenses                                                                            (6.9)
                                                                                        ------
Earnings before income taxes                                                            $ 75.3
                                                                                        ======

Loss ratio (4)                                      41.2%      57.2%          62.3%       45.3%
Expense ratio (5)                                   15.2%      39.4%          38.0%       21.0%
Combined ratio (6)                                  56.4%      96.6%         100.3%       66.3%

                            Six Months Ended June 30,

                                              RSUI         CATA     Darwin(1)       AIHL
                                             ------        -----    ---------      ------
2005

Gross premiums written (2)                   $596.3        $88.9    $    70.5      $755.7
Net premiums written (2)                      309.8         84.8         41.4       436.0

Net premiums earned                          $313.7        $79.8    $    38.7      $432.2
Loss and loss adjustment expenses             165.4         37.8         26.4       229.6
Underwriting expenses                          61.3         35.6         11.5       108.4
                                             ------        -----    ---------      ------
Underwriting profit (3)                      $ 87.0        $ 6.4    $     0.8        94.2
                                             ======        =====    =========
Interest, dividend and other income                                                  29.0
Net gain on investment transactions                                                  25.8
Other expenses                                                                      (13.8)
                                                                                   ------
Earnings before income taxes                                                       $135.2
                                                                                   ======

Loss ratio (4)                                 52.7%        47.4%        68.2%       53.1%
Expense ratio (5)                              19.6%        44.6%        29.7%       25.1%
Combined ratio (6)                             72.3%        92.0%        97.9%       78.2%

2004

Gross premiums written (2)                   $602.5        $88.4    $    40.8      $731.7
Net premiums written (2)                      309.5         79.0         28.6       417.1

Net premiums earned                          $302.3        $74.0    $    16.6      $392.9
Loss and loss adjustment expenses             133.4         41.4         10.4       185.2
Underwriting expenses                          47.0         30.8          6.6        84.4
                                             ------        -----    ---------      ------
Underwriting profit (loss) (3)               $121.9        $ 1.8    $    (0.4)      123.3
                                             ======        =====    =========
Interest, dividend and other income                                                  19.7
Net gain on investment transactions                                                  35.8
Other expenses                                                                      (12.9)
                                                                                   ------
Earnings before income taxes                                                       $165.9
                                                                                   ======

Loss ratio (4)                                 44.1%        56.0%        62.4%       47.1%
Expense ratio (5)                              15.5%        41.6%        40.0%       21.5%
Combined ratio (6)                             59.6%        97.6%       102.4%       68.6%

(1) Although Darwin is an underwriting manager for Platte River and certain subsidiaries of CATA, Darwin is managed on an operating unit basis and therefore, the results of business generated by Darwin have been separated from CATA's results for purposes of this table.

(2)   Amounts do not reflect the impact of an inter-company pooling agreement.

(3) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with U.S. generally accepted accounting principles ("GAAP"), and does not include interest, dividend and other income or net gains on investment transactions. Underwriting profit (loss) does not replace net earnings (loss) determined in accordance with GAAP as a measure of profitability; rather, Alleghany believes that underwriting profit (loss), which does not include interest, dividend and other income or net gains on investment transactions, enhances the understanding of AIHL's insurance operating units' operating results by highlighting net earnings attributable to their underwriting performance. With the addition of interest, dividend and other income and net gains on investment transactions, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where such underwriting losses persist over extended periods, an insurance company's ability to continue as an ongoing concern may be at risk. Therefore, Alleghany views underwriting (loss) profit as an important measure in the overall evaluation of performance.

(4) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6) The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

            The decrease in RSUI's underwriting profit in the second quarter and first half of 2005 compared with the corresponding 2004 periods primarily reflects an increase in the percentage of total business written by RSUI attributable to casualty lines of business as such business is recorded at a higher loss ratio compared with property lines of business, an increase in loss and loss adjustment expenses in property due primarily to one large non-catastrophe weather-related loss and higher underwriting expenses mainly due to the absence of profit sharing payments under certain property reinsurance treaties resulting from catastrophe losses in 2004. The increase in CATA's underwriting profit in the second quarter and first half of 2005 compared with the corresponding 2004 periods primarily reflects a $2.4 million pre-tax reduction in prior year loss reserves in the 2005 second quarter (compared with a $2.9 million increase in prior year loss reserves in the 2004 second quarter) and a decrease in reinsurance costs. Darwin reported an increase in underwriting profits in the second quarter and first half of 2005 from the corresponding 2004 periods, primarily reflecting a significant increase in net premiums earned due to increased levels of gross premiums written across all lines of business, partially offset by increased loss and loss adjustment expenses and underwriting expenses primarily attributable to such premium growth.

            Corporate activities recorded a pre-tax loss of $5.5 million on revenues of $6.8 million in the 2005 second quarter, compared with a pre-tax loss of $9.1 million on revenues of $2.2 million in the corresponding period in 2004, and pre-tax earnings of $9.6 million on revenues of $32.3 million in the first six months of 2005, compared with a pre-tax loss of $11.5 million on revenues of $10.1 million in the corresponding 2004 period. Corporate activities' 2005 and 2004 second quarter results include no gains on investment transactions before tax, and corporate activities' 2005 first half results include $22.0 million of net gains on investment transactions before tax, compared with $1.7 million in the first six months of 2004.

            On July 14, 2005, Alleghany completed the sale of its world-wide industrial minerals business, World Minerals Inc., to Imerys USA, Inc., a wholly owned subsidiary of Imerys, S.A., for a purchase price of $216.8 million The sale resulted in a modest after-tax gain that will be reported in the 2005 third quarter. As mentioned above, Alleghany has classified the operations of World Minerals as a discontinued operation in its financial statements for all periods presented. Alleghany's net loss from discontinued operations was $5.9 million in the first six months of 2005, compared with net earnings from discontinued operations of $8.8 million in the corresponding period in 2004. World Minerals was unprofitable in the second quarter of 2005 due to competitive pricing pressures, rising energy and other operating costs, a $5.7 million after-tax write-off related to foreign tax credits that will not be used as a result of the sale of World Minerals and a $2.8 million after-tax write-off related to the termination of a major systems project in connection with the sale of World Minerals.

            As of June 30, 2005, Alleghany beneficially owned 8.0 million shares, or approximately 2.1 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $376.6 million, or $47.08 per share. The aggregate cost of such shares is approximately $96.6 million, or $12.07 per share.

            Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In the second quarter of 2005, Alleghany did not make any such purchases of shares of its common stock. As of June 30, 2005, Alleghany had 7,889,136 shares of common stock outstanding (which includes the stock dividend declared in March 2005).

            Additional information regarding the 2005 second quarter results of Alleghany and its operating units is contained in Alleghany's Report on Form 10-Q for the quarter ended June 30, 2005, which will be filed with the U.S. Securities and Exchange Commission on August 9, 2005.

      Comment on Regulation G

            This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout the press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany's results.

            In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.

            Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

                                       ###

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                                        THREE MONTHS ENDED 6/30/05                 THREE MONTHS ENDED 6/30/04
                                                  ------------------------------------       ------------------------------------
                                                  ALLEGHANY                                  ALLEGHANY
                                                  INSURANCE    CORPORATE                     INSURANCE      CORPORATE
                                                   HOLDINGS    ACTIVITIES     COMBINED        HOLDINGS     ACTIVITIES   COMBINED
                                                  ---------   -----------     --------       ---------     ----------   ---------
REVENUES
  Net premiums earned                             $ 218,654    $        0     $218,654       $ 203,215      $       0   $ 203,215
  Interest, dividend and other income                14,738         6,836       21,574           9,387          2,261      11,648
  Net gain (loss) on investments transactions           620            (3)         617           4,363            (11)      4,352
                                                  ---------   -----------     --------       ---------     ----------   ---------

        Total revenues                              234,012         6,833      240,845         216,965          2,250     219,215

COSTS AND EXPENSES
  Loss and loss adjustment expenses                 114,305             0      114,305          92,016              0      92,016
  Commissions and brokerage                          55,378             0       55,378          42,750              0      42,750
  Salaries, administrative and other
    operating expenses                                6,229           821        7,050           6,842            752       7,594
  Corporate administration                               99        10,532       10,631             106          9,986      10,092
  Interest expense                                        0         1,000        1,000               0            591         591
                                                  ---------   -----------     --------       ---------     ----------   ---------

        Total costs and expenses                    176,011        12,353      188,364         141,714         11,329     153,043
                                                  ---------   -----------     --------       ---------     ----------   ---------

EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS, BEFORE INCOME TAXES                 $  58,001   ($    5,520)      52,481       $  75,251     ($   9,079)     66,172
                                                  =========   ===========     ========       =========     ==========

INCOME TAXES                                                                    15,554                                     22,126
                                                                              --------                                  ---------

EARNINGS FROM CONTINUING OPERATIONS                                             36,927                                     44,046

DISCONTINUED OPERATIONS
   Operations (including loss on disposal of
   $1,166 in 2005)                                                              (2,178)                                     8,282
   Income taxes                                                                  3,347                                      3,605
                                                                              --------                                  ---------
(LOSS) EARNINGS FROM DISCONTINUED OPERATIONS, NET                               (5,525)                                     4,677
                                                                              --------                                  ---------

NET EARNINGS                                                                  $ 31,402                                  $  48,723
                                                                              ========                                  =========

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                                        SIX MONTHS ENDED 6/30/05              SIX MONTHS ENDED 6/30/04
                                                    --------------------------------     ----------------------------------
                                                    ALLEGHANY                            ALLEGHANY
                                                    INSURANCE  CORPORATE                 INSURANCE    CORPORATE
                                                     HOLDINGS  ACTIVITIES   COMBINED      HOLDINGS   ACTIVITIES    COMBINED
                                                    ---------  ----------   --------     ----------  ----------    --------
REVENUES
  Net premiums earned                               $ 432,206  $        0   $432,206     $  392,883   $       0    $392,883
  Interest, dividend and other income                  28,986      10,312     39,298         19,660       8,432      28,092
  Net gain (loss) on investments transactions          25,812      22,032     47,844         35,800       1,735      37,535
                                                    ---------  ----------   --------     ----------  ----------    --------

        Total revenues                                487,004      32,344    519,348        448,343      10,167     458,510

COSTS AND EXPENSES
  Loss and loss adjustment expenses                   229,582           0    229,582        185,114           0     185,114
  Commissions and brokerage                           108,422           0    108,422         84,388           0      84,388
  Salaries, administrative and other
    operating expenses                                 13,583       1,620     15,203         12,826       1,756      14,582
  Corporate administration                                201      19,511     19,712            139      18,755      18,894
  Interest expense                                          0       1,665      1,665              0       1,123       1,123
                                                    ---------  ----------   --------     ----------  ----------    --------

        Total costs and expenses                      351,788      22,796    374,584        282,467      21,634     304,101
                                                    ---------  ----------   --------     ----------  ----------    --------

EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS, BEFORE INCOME TAXES                   $ 135,216  $    9,548    144,764     $  165,876  ($  11,467)    154,409
                                                    =========  ==========   ========     ==========  ==========

INCOME TAXES                                                                  46,614                                 52,452
                                                                            --------                               --------

EARNINGS FROM CONTINUING OPERATIONS                                           98,150                                101,957

DISCONTINUED OPERATIONS
  Operations (including loss on disposal
     of $1,166 in 2005)                                                         (653)                                15,823
   Income taxes                                                                5,224                                  6,993
                                                                            --------                               --------
(LOSS) EARNINGS FROM DISCONTINUED OPERATIONS, NET                             (5,877)                                 8,830
                                                                            --------                               --------

NET EARNINGS                                                                $ 92,273                               $110,787
                                                                            ========                               ========

                              ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                      (in thousands, except share amounts)

                                                                  JUNE 30,
                                                                    2005             DECEMBER 31,
                                                                 (unaudited)             2004*
                                                                 -----------         ------------
ASSETS
  Available for sale securities at fair value:
        Equity securities                                        $   692,138         $    645,184
        Debt securities                                            1,491,203            1,179,210
  Short-term investments                                             389,694              374,391
                                                                 -----------         ------------
                                                                   2,573,035            2,198,785

  Cash                                                                74,135              267,760
  Notes receivable                                                    91,536               91,665
  Accounts receivable, net                                             2,484               16,776
  Premium balances receivable                                        217,976              203,141
  Reinsurance recoverables                                           708,145              623,325
  Ceded unearned premium reserves                                    292,952              286,451
  Deferred acquisition costs                                          56,890               56,165
  Property and equipment - at cost, net of accumulated
     depreciation and amortization                                    17,753               15,691
  Goodwill and other intangibles, net of amortization                171,750              172,707
  Deferred tax assets                                                101,869               98,753
  Assets of discontinued operations                                  335,820              336,584
  Other assets                                                        63,967               59,922
                                                                 -----------         ------------
                                                                 $ 4,708,312         $  4,427,725
                                                                 ===========         ============

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Losses and loss adjustment expenses                            $ 1,362,593         $  1,232,337
  Unearned premiums                                                  761,407              751,131
  Reinsurance payable                                                152,602              112,479
  Deferred tax liabilities                                           186,500              206,250
  Subsidiaries' debt                                                  80,000               80,000
  Current taxes payable                                               38,166               15,713
  Liabilities of discontinued operations                             146,957              136,397
  Other liabilities                                                  139,595              120,002
                                                                 -----------         ------------
      Total liabilities                                            2,867,820            2,654,309
  Common stockholders' equity                                      1,840,492            1,773,416
                                                                 -----------         ------------
                                                                 $ 4,708,312         $  4,427,725
                                                                 ===========         ============

COMMON SHARES OUTSTANDING  (adjusted for stock dividends)          7,889,136            7,829,721

* Certain amounts have been reclassified to conform to the 2005 presentation.